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                                                                         Ex 10.1

                        SETTLEMENT AND RELEASE AGREEMENT

            This Settlement and Release Agreement ("Agreement") is made and entered into as of May 10, 2004 (the "Effective Date"), by and between CytRx Corporation, a Delaware corporation (the "Company"), and MBN Consulting, LLC, a Florida limited liability company ("MBN"), with respect to the following facts:

                                    RECITALS

            A. The Company and MBN entered into a Consulting Agreement, dated as of December 1, 2003 (the "Consulting Agreement"), whereby MBN was to represent the Company on a non-exclusive basis in investors' communications and to consult with management concerning the Company's activities.

            B. Pursuant to the Consulting Agreement, the Company has paid to MBN $20,000 in cash consulting fees and issued a warrant to MBN to purchase 600,000 shares of the Company's common stock, $0.01 par value ("Common Stock"), at a purchase price per share of $2.25 per share, with such warrant being vested and exercisable as to 100,000 shares of the Company's Common Stock as of December 1, 2003, and the balance of 500,000 shares exercisable upon the Company meeting certain requirements for listing of its Common Stock on the Nasdaq National Market on or before June 30, 2004 (the "Original Warrant").

            C. Thereafter, various disputes ensued among the parties, and thus the parties now seek to terminate the Consulting Agreement and enter into this Agreement to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of the execution of this Agreement, including any and all claims and controversies arising out of the Consulting Agreement.

            NOW, THEREFORE, in consideration of the premises and promises contained in this Agreement, the sufficiency of which the parties hereto acknowledge, the parties hereto hereby agree as follows:

            1. SETTLEMENT AND TERMINATION OF CONSULTING AGREEMENT. Upon execution of this Agreement, (a) MBN shall forgive any and all sums due and owed by the Company under the Consulting Agreement; (b) MBN shall retain the $20,000 the Company has previously paid pursuant to the Consulting Agreement and (c) the Consulting Agreement shall be considered terminated in its entirety as of the Effective Date. The foregoing arrangements shall be in complete satisfaction and extinction of all obligations of all parties hereto to the others incurred in connection with the Consulting Agreement.

            2. ORIGINAL WARRANT. Upon execution of this Agreement, (a) MBN shall return the Original Warrant to the Company; (b) the Company shall issue a fully executed replacement warrant for the purchase of the 100,000 vested shares MBN is previously entitled to subject to the same terms and conditions as currently exist in the Original Warrant; and (c) the right to purchase the additional 500,000 shares of Common Stock as contained in the Original Warrant shall be terminated and extinguished in its entirety.

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            3. RELEASE.

                  (a) Except as otherwise specified in Section 4 below, the Company, for itself and on behalf of (as applicable) its officers, directors, stockholders, partners, employees, trustees, trust beneficiaries, agents, representatives, administrators, executors, predecessors and successors-in-interest, heirs and assigns, and all other persons, firms, corporations or other entities with whom any of the former have been, are now, or may hereafter be affiliated, (collectively, the "Company Releasing Parties"), hereby releases and forever discharges MBN, and its officers, directors, managers, members, employees, trustees, trust beneficiaries, agents, representatives, administrators, executors, predecessors and successors-in-interest, heirs and assigns, and all other persons, firms, corporations or other entities with whom any of the former have been, are now, or may hereafter be affiliated (collectively, the "MBN Released Parties"), from any and all past, present and future claims, demands, obligations, and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law or equity, whether or not wrongful, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now known or unknown, suspected or unsuspected, which are based upon, arise out of or are in connection with the Consulting Agreement, including, but not limited to, matters relating to the Original Warrant (the "Released Matters").

                  (b) Except as otherwise specified in Section 4 below, MBN for itself and on behalf of (as applicable) its respective officers, directors, managers, members, partners, employees, trustees, trust beneficiaries, agents, representatives, administrators, executors, predecessors and successors-in-interest, heirs and assigns, and all other persons, firms, corporations or other entities with whom any of the former have been, are now, or may hereafter be affiliated (collectively, the "MBN Releasing Parties" and together with the Company Releasing Parties, the "Releasing Parties"), hereby release and forever discharge the Company, and its officers, directors, stockholders, partners, employees, trustees, trust beneficiaries, agents, representatives, administrators, executors, predecessors and successors-in-interest, heirs and assigns, and all other persons, firms, corporations or other entities with whom any of the former have been, are now, or may hereafter be affiliated (collectively, the "Company Released Parties" and together with the MBN Released Parties, the "Released Parties"), from any and all past, present and future claims, demands, obligations, and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law or equity, whether or not wrongful, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now known or unknown, suspected or unsuspected, which are based upon, arise out of or are in connection with the Released Matters.

            4. CLAIMS NOT RELEASED. Notwithstanding anything to the contrary set forth herein, the Released Matters shall not include any claim of the Releasing Parties against any of the Released Parties arising from or related to any executory provision of this Agreement.

            5. COVENANTS. Company and MBN each covenant and agree themselves and on behalf of the Company Releasing Parties and the MBN Releasing Parties, not to sue, or otherwise participate in any action or class action, against any of the MBN Released Parties, in

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the case of the Company, and against any of the Company Released Parties, in the case of MBN, based upon any the claims released in Section 3.

            6. CIVIL CODE SECTION 1542; REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Without limiting the generality of Section 3 above, the Company and MBN, on behalf of the Company Releasing Parties and MBN Releasing Parties respectively, expressly release any and all past, present and future claims in connection with the Released Matters which the Company, MBN or any of the Releasing Parties does not know of or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect the Company's or MBN's decision to enter into this Agreement, and to this end the Company and MBN, on behalf of the Releasing Parties, hereby waive all rights under Section 1542 of the California Civil Code which states in full as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            The Company and MBN represent, warrant and agree that in entering into this Agreement, they are not relying and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement. The Company and MBN understand and expressly assume the risk that any fact not recited, contained or embodied herein may turn out hereafter to be other than, different from or contrary to the facts now known to him or believed by him to be true. Nevertheless, the Company and MBN intend by this Agreement, and with the advice of their own independently selected counsel and on behalf of the Releasing Parties, to release fully, finally and forever the Released Matters and agree that this Agreement shall be effective in all respects notwithstanding any such difference in facts and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

            7. NO ASSIGNMENT OR TRANSFER OF CLAIMS. Both the Company and MBN hereby represent and warrant that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, whether by act, operation of law or otherwise, all or any part of or any interest in any claim, contention, demand or cause of action relating to the Released Matter or any interest in the Original Warrant. The Company and MBN hereby agree to indemnify, defend and hold the Released Parties harmless from and against any claim, contention, demand, cause of action, obligation and liability of any nature, character or description whatsoever, including the payment of attorneys' fees and costs actually incurred, whether or not litigation is commenced, which may be based upon or which may arise out of or in connection with any such assignment or transfer or purported assignment or transfer.

            8. NO WRONGDOING. The parties understand and agree that neither the execution nor delivery of this Agreement by any party nor the receipt of any consideration by any party incident to this Agreement is an admission of any wrongdoing whatsoever on the part of any of the Released Parties.

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            9. LIMITATIONS OF LIABILITY; NO CONSEQUENTIAL DAMAGES.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTIES FOR CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF SUCH PARTIES HAVE BEEN APPRISED OF THE LIKELIHOOD THEREOF.

            10. CONFIDENTIAL INFORMATION. MBN understands and agrees that while retained as an independent contractor to the Company, it has, as a result, among other things, had access to, learned, acquired or otherwise became informed of the Company's proprietary and confidential information that is not generally known to the public or the competitors of the Company, including, without limitation, Company information regarding (i) product development, marketing, financial and sales data and strategies, (ii) lists of any customers, suppliers, employees or agents, (iii) information about the Company's business, marketing or sales reports, plans or similar analysis; (iv) terms of any contracts or agreements with any customers, suppliers, employees or agents; (v) technical, technological and production know-how; (vi) future plans and methods of doing business; and (vii) products, inventions, designs, programs, patents and other processes or documentation, whether developed or in development (collectively, the "Confidential Information"). MBN understands and agrees that such Confidential Information constitutes a valuable competitive asset of the Company and that it is and shall remain the exclusive property of the Company, and, to that end, it covenants and warrants that it shall never directly or indirectly, and shall cause its respective directors, officers, members, managers, employees and affiliates not to, directly or indirectly, make known, divulge, reveal, furnish, make available, disclose or use any Confidential Information until and unless any such Confidential Information shall have become, through no fault of MBN generally known to the public.

            11. MISCELLANEOUS PROVISIONS.

                  a. Binding Nature of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and (as applicable) their respective principals, partners, officers, directors, stockholders, members, managers, employees, trustees, trust beneficiaries, agents, independent contractors and the successors, assigns, heirs, executors, administrators and representatives of each of the foregoing.

                  b. Attorneys' Fees. In the event of any action, suit or other proceeding concerning the negotiation, interpretation, validity, performance or breach of this Agreement, the prevailing party or parties shall be entitled to recover all of such party's attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions relating thereto.

                  c. Entire Agreement. This Agreement constitutes and is intended to constitute the entire agreement of the parties concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth herein. All prior and contemporaneous

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discussions and negotiations with respect to the subject matter hereof are superseded by this Agreement.

                  d. Waiver. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced. No failure or delay by any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of such right, power, or remedy. No waiver of any provision, condition or default of this Agreement shall be construed as a waiver of any other provision, condition or default.

                  e. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

                  f. Amendments. This Agreement may only be modified, amended, or supplemented by a writing executed by all parties hereto.

                  g. Governing Law. This Agreement shall be construed according to and governed by the laws of the State of California. The parties hereto do hereby irrevocably submit to the jurisdiction of any state or federal court located in the City and County of Los Angeles, State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement

                  h. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  i. Assignment. No party shall be entitled to assign its rights or delegate its obligations under this Agreement to any third party without the prior written consent of the other parties; except that either the Company or MBN may assign its rights under this Agreement without consent from the other parties in connection with a merger, consolidation, sale of all or substantially all of its respective assets or other corporate reorganization. Any attempted or purported assignment or delegation without such required consent will be void.

                  j. Notices.All notices, requests and other communications hereunder shall be deemed to be duly given if sent by first class U.S. mail, postage prepaid, or overnight courier, addressed to the other party at the address as set forth herein below:

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                  To the Company:       CytRx Corporation
                                        11726 Vicente Blvd.
                                        Los Angeles, California 90049
                                        Attention: Chief Executive Officer

                  To the Consultant:    MBN Consulting, LLC
                                        3151 Clint Moore Rd.
                                        Suite 204
                                        Boca Raton, Florida 33496
                                        Attention: President

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above

                                    CYTRX CORPORATION,
                                    a Delaware corporation

                                    By: /s/ STEVEN A. KRIEGSMAN
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer

                                    MBN CONSULTING, LLC ,
                                    a Florida limited liability company

                                    By: /s/ STEVEN SANDERS
                                        ----------------------------------------
                                    Its: Managing Director

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